CERTIFICATE OF MERGER

                 PANORAMIC CARE MANAGER, INC.
                   a Colorado Corporation

                           INTO

               NEW PANORAMIC CARE MANAGER, INC.
                    a Delaware Corporation

     Pursuant to the provisions of Section 252 of the Delaware General Corporation Law and Section 7-111-107 of the
Colorado Business Corporation Act, the undersigned corporations certify that each has approved, adopted, certified, executed and acknowledged the following
Certificate of Merger for the purpose of merging Panoramic
Care Manager, Inc., a Colorado corporation ("Panoramic
Colorado"), with and into New Panoramic Care Manager, Inc., a
Delaware corporation ("Panoramic Delaware").

     1. On March 24, 1999, an Amended Agreement and Plan of Merger (the "Merger Agreement"), was approved, adopted, certified and acknowledged by the board of directors of Colorado Company. On March 24, 1999, the Merger Agreement was approved, adopted, certified and acknowledged by the board of directors of Delaware Company in the manner prescribed by the Delaware General Corporation Law. On April 6, 1999, the Merger Agreement was approved by the stockholders of Colorado Company in the manner prescribed by the Colorado Business Corporation Act. Pursuant to Section 251 of the Delaware General Corporation Law, approval by the stockholders of Panoramic Delaware is not required.

     2. The Certificate of Incorporation of Delaware Company shall be the Certificate of Incorporation of the surviving corporation without change or amendment, except that the name of New Panoramic Care Manager, Inc. shall, upon effectiveness of the merger be changed to Panoramic Care Systems, Inc.

     3. The name of the surviving corporation, therefore, shall be New Panoramic Care Manager, Inc., a Delaware corporation, and the name thereafter changed to Panoramic
Care Systems, Inc. as described in Paragraph 2.

     4. The executed Merger Agreement is on file at the principal place of business of Delaware Company, 5181 Ward
Rd., Wheat Ridge, Colorado 80033.

     5. A copy of the Merger Agreement will be furnished by Delaware Company upon request and without costs, to any stockholder of Delaware Company or Colorado Company.

     6. The authorized capital of Colorado Company consists of 50,000,00 shares of Common Stock, $.001 par value.

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          Dated this 27th day of April, 1999.


ATTEST:                    PANORAMIC CARE MANAGER, INC., a
                           Colorado corporation


________________________   By:____________________________
Byron Flateland,               William M. Hunter,
Secretary                      President and Chief
                               Executive Officer


ATTEST:                    NEW PANORAMIC CARE MANAGER, INC.
                           a Delaware corporation


________________________   By:____________________________
Byron Flateland,               William M. Hunter,
Secretary                      President and Chief
                               Executive Officer

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